UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement
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☐ Definitive Information Statement

Inspyr Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

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INSPYR THERAPEUTICS, INC.

2629 Townsgate Road #215

Westlake Village, CA 91361

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF A MAJORITY OF THE VOTING POWER OF OUR STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED October 6, 2020

NOTICE IS HEREBY GIVEN to inform the holders of record of shares of our common stock, par value $0.0001 per share (“Common Stock”) of Inspyr Therapeutics, Inc., a Delaware Corporation (the “Company,” “we,” “us,” or “our”), that the holders of our shares of Common Stock representing 54% of our issued and outstanding Common Stock, have executed a written consent in lieu of a special meeting of stockholders on October 6, 2020, to approve the following actions without a meeting of stockholders in accordance with Section 228 of the Delaware General Corporation Law:

1.	The amendment and restatement of the Company’s Certificate of Incorporation to (i) increase the Company’s authorized Common Stock from 150,000,000 shares to 1,000,000,000 shares and (ii) increase or decrease (but not below the number of shares of such class outstanding) the number of authorized shares of the class of Common Stock or Preferred Stock by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL;

Your vote or consent is not requested or required, and our Board is not soliciting your proxy. Section 228 of the Delaware General Corporation Law and the Company’s bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if shareholders holding at least a majority of the voting power sign a written consent approving the action. We received a majority of the voting power of our Common Stock voting as a class.

The enclosed information statement contains information pertaining to the matters acted upon.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

	By	Order of the Board of Directors

Michael Cain
Chief Executive Officer and Director
November [*], 2020

INSPYR THERAPEUTICS, INC.

2629 Townsgate Road #215

Westlake Village, CA 91361

INFORMATION STATEMENT

Date first mailed to stockholders: November [*], 2020

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THIS INFORMATION STATEMENT

This information statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (“SEC”) and is being mailed or otherwise furnished to the registered shareholders of Inspyr Therapeutics, Inc., a Delaware corporation (the “Company,” “we,” or “us”), solely for the purpose of informing you, as one of our shareholders on the Record Date (as defined below), in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended, that the holders of a majority of the voting power of our issued and outstanding Common Stock have executed a written consent approving certain corporate actions described herein. All of these corporate actions described herein have also been approved by the Company’s board of directors (“Board”).

The proposed corporate actions were approved by a joint written consent (“Written Consent”) of the Board and Ridgeway Therapeutics, Inc., the holder of 65,000,000 shares of Common Stock (“Majority Shareholder”) on October 6, 2020 (“Written Consent Date”). The Majority Shareholder holds a majority of the voting power of our Capital Stock entitled to vote on the proposed actions as of the Written Consent Date. October 6, 2020 is the record date (“Record Date”) for the determination of shareholders who are entitled to receive this Information Statement.

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Company’s shareholders as of the close of business on the Record Date of corporate actions taken by a majority of the voting power of the Company’s Capital Stock entitled to vote on the action. Shareholders holding a majority of the voting power of the Company’s outstanding Common Stock have voted in favor of the proposal set forth herein.

WHO IS ENTITLED TO NOTICE?

With regard to the Proposals contained herein, each holder of outstanding shares of the Company’s Common Stock on the close of business on the Record Date is entitled to notice of the matter voted on by the shareholders. Ridgeway Therapeutics, Inc., the holder of (i) 65,000,000 shares of Common Stock, as of the close of business on the Written Consent Date, held the authority to votes cast, which constitute in excess of fifty percent (50%) of the Company’s outstanding voting power and has voted in favor of the proposal herein. Under Delaware law, stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting power of our Capital Stock entitled to vote, in lieu of a meeting of the shareholders.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

As of the Written Consent Date, the Company’s securities entitled to vote on the action consisted of 120,065,657 shares of Common Stock. Each share of Common Stock was entitled to one (1) vote per share. No preferred stock was entitled to vote on these matters, despite our Series D 0% Convertible Preferred Stock, and Series E 0% Convertible Preferred Stock generally having rights to vote on all matters with our Common Stock holders since these matters relate to Section 242(b)(2) of the DGCL and require the vote of a majority of the outstanding class of shares affected (the Common Stock).

WHAT CORPORATE MATTERS WERE APPROVED?

Shareholders holding a majority of our voting Common Stock have voted in favor of the following proposal:

The amendment and restatement of the Company’s Certificate of Incorporation to (i) increase the Company’s authorized Common Stock from 150,000,000 shares to 1,000,000,000 shares and (ii) increase or decrease (but not below the number of shares of such class outstanding) the number of authorized shares of the class of Common Stock or Preferred Stock by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The foregoing proposal has been approved and is discussed in further detail under its respective headings below.

WHAT VOTE IS REQUIRED BY SHAREHOLDERS TO APPROVE THE PROPOSALS

No further vote is required for approval of any proposal.

APPROVAL OF THE CORPORATE ACTION

Section 228 of the Delaware General Corporation Law and the Company’s bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if shareholders holding at least a majority of the voting power sign a written consent approving the action. The written consent of a majority of the voting power of our outstanding shares of Common Stock is sufficient to approve these matters. We received the written consent of 65,000,000 shares of Common Stock pursuant to the Written Consent, which constitutes approximately 54% of our outstanding voting capital entitled to vote on these matters as of the Record Date.

OUTSTANDING VOTING SECURITIES

As of the Record Date, the Company’s authorized capital consisted of 180,000,000 shares of capital stock, 150,000,000 of which are authorized as Common Stock and 30,000,000 of which are authorized as preferred stock. As of the Written Consent Date, (i) 120,065,657 shares of Common Stock were issued and outstanding, (ii) 133.8125 shares of Series A Convertible Preferred Stock were outstanding, (iii) 71 shares of Series B Convertible Preferred Stock were outstanding, (iv) 290.4138 shares of Series C Convertible Preferred Stock were issued and outstanding, (v) 5,000 shares of Series D Preferred Stock, and (v) 5,000 shares of Series E Preferred Stock were issued and outstanding. With regard to the Proposals contained herein, only the Common Stock was entitled to vote. Notwithstanding, with regard to all other matters to be voted upon, each share of outstanding (i) Common Stock is entitled to one (1) vote, (ii) Series D Preferred Stock is entitled to 0.267 votes (on an as converted to Common Stock basis based on a conversion price of $3.75 per Series D Preferred Share), and (iii) Series E Preferred Stock is entitled to 3.33 (on an as converted to Common Stock basis based on a conversion price of $0.30 per Series E Preferred Stock. The shares of Series A, B, and C convertible Preferred Stock are not entitled to vote on any matters. The following shareholders voted in favor of the proposals via the Written Consent:

Name	Proposal No. 1	Class or Series	Number of Votes For
Ridgeway Therapeutics, Inc.	Approval of Amended and Restated Certificate of Incorporation and increase of authorized Common Stock from 150,000,000 to 1,000,000,000.	Common Stock	65,000,000

Pursuant to Rule 14c-2 under the Exchange Act, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the actions contemplated herein will be effected on or about November 16, 2020.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

The following table sets forth, as of the Record Date (except as stated otherwise), information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of any class of our voting securities;

●	each of our current directors and nominees;

●	each of our current named executive officers; and

●	all current directors and named executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person or group has the right to acquire within 60 days after the measurement date. This table is based on information supplied by officers, directors and principal stockholders. Except as otherwise indicated, we believe that each of the beneficial owners of the common stock listed below, based on the information such beneficial owner has given to us, has sole investment and voting power with respect to such beneficial owner’s shares, except where community property laws may apply.

Common Stock

Name and Address of Beneficial Owner(1)	Shares	Shares Underlying Convertible Securities (2)	Total	Percent of Class (2)
Directors and named Executive Officers
Michael Cain	—	—	—	*
Scott Ogilvie	—	7	7	*
Claire Thom, PharmD	—	4	4	*
All directors and executive officers as a group (3 persons)	—	11	11	*
Beneficial Owners of 5% or more
Sabby Healthcare Master Fund, Ltd. (3)	—	13,340,535	13,340,535	9.99%
Sabby Volatility Warrant Master Fund, Ltd. (4)	—	13,340,535	13,340,535	9.99%
Ridgeway Therapeutics, Inc. (5)	65,000,000	--	65,00,000	54.14%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is Inspyr Therapeutics, Inc., 2629 Townsgate Road, #215, Westlake Village, CA 91361.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 120,065,657 shares of Common Stock on October 6, 2020.

(3)	89 Nexus Way, Camana Bay, Grand Cayman Ky1-9007, Cayman Islands. Does not include 325,643,728 shares underlying warrants and debentures convertible into common stock securities subject to exercise conditions based on percentage ownership limitations.

(4)	89 Nexus Way, Camana Bay, Grand Cayman Ky1-9007, Cayman Islands. Does not include 249,794,517 shares underlying warrants and debentures convertible into common stock securities subject to exercise conditions based on percentage ownership limitation.

(5)	4085 Campbell Ave. #150, Menlo Park, CA 94025. Colin Hislop has voting and dispositive control with respect to the securities.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of our officers, directors or any of their respective affiliates has any interest in any of the matters to be acted upon, as set forth in this Information Statement.

PROPOSAL NO. 1

AMENDMENT TO CERTIFICATE OF INCORPORATION

Our Board of Directors and the holders of a majority of our outstanding capital stock entitled to vote on the Proposal have approved via a joint unanimous written consent executed on October 6, 2020, an amended and restated Certificate of Incorporation (“Amended Certificate”) to (i) increase the number of authorized shares of our capital stock from one hundred eighty million (180,000,000) shares to one billion thirty million (1,000,030,000) shares and to increase the number of authorized shares of our Common Stock from one hundred fifty million (150,000,000) shares to one billion (1,000,000,000) shares, and (ii) increase or decrease (but not below the number of shares of such class outstanding) the number of authorized shares of the class of Common Stock or Preferred Stock by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

A copy of the form of anticipated Amended Certificate is attached hereto as Exhibit A and will not be filed until twenty (20) days from the mailing of our definitive information statement.

Current Plans, Proposals or Arrangements to Issue Shares of Common Stock

As of the Record Date, the Company had approximately $2,096,488 in outstanding convertible debentures and promissory notes that are convertible into shares of Common Stock at any time by the debt holders (the “Outstanding Debentures”) Additionally, On October 23, 2020, the Company sold $600,000 in new convertible debentures (“New Debentures”) to fund its ongoing operations. The conversion prices of the Outstanding Debentures are more fully described below and are the same as the New Debentures except that the New Debentures have a ceiling price of conversion of $0.02 per share, which was greater than the closing price of the Company’s Common Stock on the date of issuance. Notwithstanding the foregoing, except for the contractually obligated conversion features of the Outstanding Debentures and New Debentures, which will require the Company to issue shares of Common Stock at the holder’s request upon conversion or upon exercise of any of the Company’s outstanding options and warrants, the Company has no current plans, proposals or arrangements, written or oral, to issue any of the additional authorized shares of Common Stock that would become available as a result of the Amended Certificate.

Upon the effectiveness of the Amended Certificate, the Company may explore additional financing opportunities or strategic transactions that would require the issuance of additional shares of Common Stock, but no such plans are currently in existence and the Company has not begun any negotiations with any party related thereto.

ADVANTAGES AND DISADVANTAGES OF INCREASING AUTHORIZED COMMON STOCK

There are certain advantages and disadvantages of increasing the Company's authorized Common Stock.

The advantages include:

●	The ability to issue shares of the Company’s Common Stock in exchange for the Company’s outstanding senior convertible debentures.

●	The ability to raise capital by issuing capital stock under future financing transactions, if any.

●	To have shares of Common Stock available to pursue business expansion opportunities, if any.

The disadvantages include:

●	In the event that additional shares of Common Stock are issued, dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

●	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company's Board, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

ADVANTAGES AND DISADVANTAGES OF INCLUDING A PROVISION TO INCREASE OR DECREASE THE NUMBER OF AUTHORIZED SHARES OF THE CLASS OF COMMON STOCK OR PREFERRED STOCK (BUT NOT BELOW THE NUMBER OF SHARES OF SUCH CLASS OUTSTANDING) BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY IN VOTING POWER OF THE OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION IRRESPECTIVE OF THE PROVISIONS OF SECTION 242(B)(2) OF THE DGCL.

There are certain advantages and disadvantages of the foregoing amended and restated language regarding Section 242(b)(2) of the DGCL.

The advantages include:

●	The ability of the Company to solicit holders of Preferred Stock instead of holders of Common Stock which are held by substantially fewer shareholders and would require less Company time and expense.

●	More flexibility in authorizing more shares of Common Stock if and when needed by the Company to complete future financing transactions or to pursue business expansion opportunities.

The disadvantages include:

●	In the event that additional shares of Common Stock are authorized and subsequently issued, dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

●	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company's Board, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

AUTHORIZED SHARES

As of the Record Date, we had 150,000,000 shares of authorized Common Stock and 120,065,657 shares of Common Stock issued and outstanding and 30,000,000 shares of authorized Preferred Stock authorized and (i) 133.8125 shares of Series A Preferred Stock outstanding, (ii) 71 shares of Series B Convertible Preferred Stock outstanding, (iii) 290.4138 shares of Series C Preferred Stock outstanding, (iv) 5,000 shares of Series D Preferred Stock outstanding, and (v) 5,000 shares of Series E Preferred Stock outstanding.

Additionally, as of the Record Date, the Company has outstanding convertible debentures and notes (collectively, the “Debentures”) of (i) $1,030,253 in principal issued in our September 2017 private placement, (ii) $515,000 in principal issued in our July 2018 private placement, (iii) $25,000 in principal issued in our December 2018 private placement (“December 2018 Note”), (iv) $154,000 in principal issued in our July 2019 private placement, (v) $96,000 in principal issued in our October 2019 private placement, (vi) $26,235 in our December 2019 debenture issuance, and (vii) $250,000 in principal issued in our March 2020 private placement. The Debentures are convertible into Common Stock at a conversion price equal to the lower of (i) $0.30 per share (as adjusted), or (ii) 85% of the lesser of (a) the volume weighted average price on the trading day immediately preceding a conversion date and (b) the volume weighted average price on a conversion date. The December 2018 Notes convert at 75% of the market value on the day converted.

Following the increase in authorized shares as contemplated in the Amended Certificate, 1,000,000,000 shares of Common Stock will be authorized, and 30,000,000 shares of Preferred Stock will be authorized. There will be no changes to the issued and outstanding shares Common Stock or Preferred Stock.  If we issue additional shares, the ownership interest of holders of our capital stock will be diluted.

INCLUSION OF PROVISION EXCLUDING PROVISIONS OF 242(B)(2) OF DGCL.

Following the effectiveness of the Amended Certificate, unless provided for otherwise in any certificate of designation of our Preferred Stock, the number of authorized shares of the class of Common Stock or Preferred stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Company irrespective of the provisions of Section 242(b)(2) of the DGCL.

NO APPRAISAL RIGHTS

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to an increase of our authorized shares, and we will not independently provide stockholders with any such right.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements as such term is defined by the U.S. Securities and Exchange Commission in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the Securities and Exchange Commission.

By Order of the Board of Directors
Of Inspyr Therapeutics, Inc.

/s/ Michael Cain
Michael Cain
Chief Executive Officer

November [*], 2020

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INSPYR THERAPEUTICS, INC.

a Delaware Corporation

The undersigned does hereby certify on behalf of Inspyr Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law, as follows:

FIRST: That the undersigned is the duly elected and acting Chief Executive Officer of the Corporation.

SECOND: That the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on November 21, 2003, under the name “GenSpera, Inc.”

THIRD: That, pursuant to Sections 242 and 245 of the Delaware General Corporation Law (“DGCL”) of the State of Delaware, the Certificate of Incorporation of the Corporation, as amended to the date of the filing of this certificate, is hereby amended and restated in its entirety as set forth in Exhibit A hereto.

FOURTH: That the Amended and Restated Certificate of Incorporation of the Corporation as set forth in Exhibit A hereto has been duly adopted and approved by the board of directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

FIFTH: That the stockholders of the Corporation approved the amendment via a joint written consent of the board of directors and stockholders in accordance with Section 228 of the DGCL pursuant to which the necessary number of shares as required by statute were voted in favor of the amendment.

SIXTH: That the effective date of this Certificate of amended and restated certificate of incorporation shall be 5:00 p.m. Eastern Standard Time on [*].

The undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to the knowledge of the undersigned, and that this certificate is the act and deed of the undersigned.

Executed on this [*]th day of [*], 20[*]

By:
Michael Cain, Chief Executive Officer

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF INSPYR THERAPEUTICS, INC.

ARTICLE I

The name of this Corporation is Inspyr Therapeutics, Inc. (this “Corporation”).

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is 850 New Burton Road, Suite 201, Dover, Delaware, county of Kent, 19904 and the name of its registered agent is COGENCY GLOBAL INC.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The authorized capital stock of the Corporation shall consist of: (i) One Billion (1,000,000,000) shares of Common Stock having a par value of $0.0001 per share, and (ii) Thirty Million (30,000,000) shares of “blank check” Preferred Stock having a par value of $0.0001 per share of which: (a) 134 shares of Series A 0% Convertible Preferred Stock are issued and outstanding with such rights and preferences as contained in the Certificate of Designation filed with the Secretary of State of Delaware on December 23, 2015, (b) 71 shares of Series B 0% Convertible Preferred Stock are issued and outstanding with such rights and preferences as contained in the Certificate of Designation filed with the Secretary of State of Delaware on December 9, 2016, (c) 290 shares of Series C 0% Convertible Preferred Stock are issued and outstanding with such rights and preferences as contained in the Certificate of Designation filed with the Secretary of State of Delaware on March 4, 2017, (d) 5,000 shares of Series D 0% Convertible Preferred Stock are issued and outstanding with such rights and preferences as contained in the Certificate of Designation filed with the Secretary of State of Delaware on January 28, 2019, (e) 5,000 shares of Series E 0% Convertible Preferred Stock are issued and outstanding with such rights and preferences as contained in the Certificate of Designation filed with the Secretary of State of Delaware on May 1, 2020, and (f) 8,000 shares of Series F 0% Convertible Preferred Stock are issued and outstanding with such rights and preferences as contained in the Certificate of Designation filed with the Secretary of State of Delaware on October 7, 2020 . Authority is hereby expressly granted to the board of directors (“Board”) of the Corporation to fix by resolution or resolutions any of the designations, power, preferences and rights, and any of the qualifications, limitations or restrictions which are permitted by the DGCL in respect of any class or classes of Preferred Stock or any series of any class of Preferred Stock of the Corporation. Except as otherwise provided in any certificate of designations of any series of Preferred Stock, the number of authorized shares of the class of Common Stock or Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

The Board shall have the power to adopt, amend or repeal the Bylaws.

ARTICLE VI

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, provided that this provisions shall not eliminate or limit the liability of a director under applicable law: (i) for any breach of the director’s loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of the law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under Section 174 of the DGCL; or (iv) for any transaction from which the officer or director derived an improper personal benefit. No amendment to repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

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